UNITED  STATES
                       SECURITIES  AND  EXCHANGE  COMMISSION
                             Washington,  D.C.  20549

                                    FORM  8-K

                                 CURRENT  REPORT
     Pursuant  to  Section  13  OR  15(d) of The Securities Exchange Act of 1934

Date  of Report (Date of earliest event reported)       April  11, 2006


                          Island  Residences  Club,  Inc.
                        -------------------------------
             (Exact  name  of  registrant  as  specified  in  its  charter)

             DE                    000-49978                      20-2443790
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(State or other jurisdiction      (Commission                (IRS  Employer  of
       incorporation)            File  Number)              Identification  No.)


     1769-203  Jamestown  Road,  Williamsburg,  VA              23185
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      (Address  of  principal  executive  offices)            (Zip  Code)

Registrant's  telephone  number,  including  area  code:(757)927-6848
                                                         ------------

_______________________________________________________________________
(Former  name  or  former  address,  if  changed  since  last  report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act  (17  CFR  240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act  (17  CFR  240.13e-4(c))

ITEM  1.02.  Termination  of  a  Material  Definitive  Agreement

On February 23, 2006, Island Residences Club, Inc. (the "Company") and Rich Woods, an unaffiliated investor, entered into a Stock Purchase Agreement with RotateBlack LLC, a Michigan limited liability company ("RBL"), whereby the Company and the investor would purchase 9,400,000 shares of common stock, $.01 par value (the "Shares") of DTLL, Inc., a publicly traded Minnesota corporation ("DTLL"). The allocation of the Shares and the Company's obligation related thereto was to be determined at closing. The Shares represent approximately 70% of the 13.5 million issued and outstanding common stock of DTLL and a change of control of DTLL. The purchase price for the shares to be paid at closing was $1,500,000, represented by cash in the amount of $500,000 and a Secured Note
Payable  in  the  amount  of  $1,000,000  no  later  than  April  10,  2006.

On April 11, 2006, the agreement was terminated. IRCI did not purchase any shares pursuant to the terms of the Stock Purchase Agreement between the Company, RotateBlack LLC and Richard Woods.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April  21,  2006

(Registrant):  Island  Residences  Club,  Inc.
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(Signature):   /s/Graham  Bristow
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               Graham  Bristow,  Chief  Executive  Officer